UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010 (May 18, 2010)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.07	Submission of Matters to a Vote of Security Holders

WellPoint, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 18, 2010. The following is a summary of the matters voted on at the meeting as described in detail in the Company’s definitive Proxy Statement filed on April 2, 2010, and the voting results for each matter:

1.	The three nominees for director were elected to serve three-year terms to expire at the annual meeting of shareholders in 2013, as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Sheila P. Burke	292,724,651	37,324,111	342,859	20,321,916
George A. Schaefer, Jr.	292,694,439	37,359,151	338,031	20,321,916
Jackie M. Ward	287,458,096	42,565,126	368,399	20,321,916

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010 was ratified by the following shareholder vote:

For:	347,816,878
Against:	2,686,430
Abstain:	210,229

3.	By the following vote, the shareholders did not approve a shareholder proposal requesting that the Board of Directors launch a feasibility study for returning to non-profit status:

For:	30,515,202
Against:	293,266,306
Abstain:	6,610,113
Broker Non-Votes:	20,321,916

4.	By the following vote, the shareholders did not approve a shareholder proposal requesting that the Company provide enhanced disclosure of lobbying expenses:

For:	49,818,560
Against:	215,130,018
Abstain:	65,443,043
Broker Non-Votes:	20,321,916

5.	The shareholders approved a shareholder proposal requesting that the Board of Directors adopt a policy that Company shareholders be given the opportunity at each annual meeting of shareholders to vote on a non-binding, advisory resolution to ratify the compensation of the Company’s named executive officers (the “Say on Pay proposal”) by the following vote:

For:	198,786,680
Against:	117,503,035
Abstain:	14,101,906
Broker Non-Votes:	20,321,916

6.	By the following vote, the shareholders did not approve a shareholder proposal requesting that the Board of Directors take the necessary steps (excluding those that may be taken only by the Company’s shareholders) to change the Company’s jurisdiction of incorporation from Indiana to Delaware:

For:	124,381,210
Against:	199,908,789
Abstain:	6,101,622
Broker Non-Votes:	20,321,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2010

WELLPOINT, INC.

By:	/s/ John Cannon
Name:	John Cannon
Title:	EVP, General Counsel and Corporate Secretary